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                                 EXHIBIT 23.1

                       Consent of KPMG Peat Marwick LLP

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                         Independent Auditors' Consent
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The Board of Directors
Chester Savings Bank, FSB
Chester, Illinois:

We consent to the use of our report in Amendment No. 2 to the Registration Statement on Form S-1 under the heading "Experts" and "Change in Accountants" contained in the Prospectus, which is a part of such Registration Statement.


                                        KPMG Peat Marwick LLP


St. Louis, Missouri

August 12, 1996